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                                                                  EXHIBIT 10.16


AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMIENT

This Amendment is entered into as of October 9, 1996, between Emergent Business Capital, Inc. (the "Borrower") and NationsBank, N.A. (South) ("NationsBank").

The Borrower and the NationsBank are party to an December 29, 1993 Loan and Security Agreement, as amended by Amendment No. 1 dated April 26, 1995, and Amendment No. 2 dated May 22, 1995, and Amendment No. 3 dated October 10, 1995, and May 31, 1996 (the "Agreement").

The Borrower and the NationsBank agree as follows:

1. Definitions. Terms defined in the Agreement have the same meanings as in the Agreement when used in this Amendment.

2.      Amendment. The Agreement is hereby amended as follows:

        Change the text of Section 2.(k) to read as follows:

(a)     Change the following definition in Section 1. 1 as follows:

        in "Loans", change "$19,000,000" to "$24,000,000".

(b) In the first proviso in Section 2. 1 (a), change "$11,000,000" to "$16,000,000".

(c) In the third paragraph in Section 2.2, change the parenthetical to read: "(i.e. $16,000,000 minus the average daily principal amount of Stub Loans outstanding)".

3. Effective Date. The amendments to the Agreement set forth in paragraph 2 hereof shall be effective on and of the date of this amendment (the "Effective Date").

4. Representations, etc. Borrower represents, covenants and warrants that no Default exists, and that the Obligations are owing without defense, offset, recoupment right, or counterclaim.

5. Fees and Expenses. Borrower shall reimburse NationsBank for NationsBank's expenses in connection with this Amendment, including attorney's fees, on demand. Borrower authorizes NationsBank to charge Borrower's line of credit under the Agreement to pay for such fees and expenses (regardless of the amount of collateral or eligible collateral then existing).

6. Agreement. Except as specifically amended hereby, the Agreement shall remain unchanged and continue in full force and effect in accordance with its terms. From and after the effective Date, each reference in the Agreement (including all Exhibits and schedules thereto) to "this Agreement", "hereto", "hereof", and terms of similar import shall refer to the Agreement as amended by this Amendment, and all references to the Agreement in any document, instrument, certificate, note, or other agreement executed in connection therewith shall be deemed to refer to the Agreement as so amended.



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7.      Applicable Law. This Amendment shall be governed by and construes in accordance with the laws of Georgia.

8. Further Assurances. Borrower shall promptly and duly execute and deliver such documents, and take such further action as NationsBank reasonably requests to effectuate the purpose and intent of this Amendment.

9. Headings. Section headings in this Amendment are for convenience only, and are not a substantive part of this Amendment.

10. Counterparts. This Amendment may be executed separately in counterparts.


      IN WITNESS WHEREOF, Borrower and NationsBank and Comerica have executed this Amendment to the Receivable and Inventory Financing Agreement.

[Seal]                                     EMERGENT BUSINESS CAPITAL, INC.

Attest: /s/  Kevin J. Mast                 By: /s/ Keith B Giddens
       ---------------------                  ---------------------------
         Secretary                         Title: Chief Executive Officer

                                           NATIONSBANK, N.A. (SOUTH)

                                           By: /s/ John F. Bohan
                                              ---------------------------
                                           Title: Vice President